                         INDUSTRY MORTGAGE COMPANY, L.P.

                          CONVERTIBLE SECURED DEBENTURE
                             DUE SEPTEMBER 18, 1996


$1,800,000                                                        March 20, 1996

                                                                  Tampa, Florida



         FOR VALUE RECEIVED, INDUSTRY MORTGAGE COMPANY, L.P., a Delaware limited partnership (which entity and any successor corporation into the common shares of which the equity interest in Industry Mortgage Company, L.P. are converted is called the "Company"), hereby promises to pay to the order of ROTCH PROPERTY GROUP LIMITED, a company registered in England with number 2993061, the address of which is Leconfield House, 7th Floor, Curzon Street, London WlY 7FB (the "Holder"), the principal sum of ONE MILLION EIGHT HUNDRED THOUSAND DOLLARS ($1,800,000), together with interest on the unpaid principal amount hereof at the floating rate of one percent per annum in excess of LIBOR (as hereafter defined) (the "Regular Rate") from the date hereof until this debenture (the "Debenture") is paid in full. Interest shall be calculated for the actual number of days elapsed, using a daily rate determined by dividing the annual rate by
360. Principal and interest on this Debenture shall be paid in the following manner, unless sooner accelerated in accordance with the terms hereof:

                (i) Principal shall be paid in a single payment at maturity on September 18, 1996, unless sooner converted by the Holder or redeemed by the Company as provided below; and

                (ii) Interest at the foregoing Regular Rate shall accrue from the date of issuance of this Debenture and to the extent accrued shall be paid on the first Business Day of each calendar month hereafter commencing April 1, 1996, and upon maturity hereof. The term "Business Day" shall mean any day on which the London interbank market is open.

NOTWITHSTANDING the foregoing, if there shall not have occurred an Event of Default, the Company shall have the option to extend the maturity of this Debenture from September 18, 1996, to March 18, 1997, upon providing written notice of such election to the Holder not later than September 1, 1996, accompanied by payment of an extension fee equal to one percent (1%) of the then outstanding principal balance due hereunder.

         "LIBOR" shall mean the rate of interest per annum which is equal to the arithmetic mean of the U.S. Dollar London Interbank Offered Rates for one (1) month periods as of 11:00 a.m. London time on the first Business of each month, as published by Knight-Ridder, Inc. on its MoneyCenter system or, if such system is not operational, on a suitable alternative system. The rate in effect on the first Business Day of each month shall be the LIBOR rate for purposes of this instrument until the first business day of the following month.

         Payment of the interest on and principal of this Debenture shall be made without any set off, deduction or counterclaim at the office of the Holder or at such other address as the Holder may designate in writing to the Company from time to time, in such currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. Upon and from maturity of this Debenture, whether upon acceleration or otherwise, the unpaid principal of this Debenture shall bear interest at a rate (the "Default Rate") equal to the lesser of (i) the higher of five percent (5%) in excess of the Regular Rate at which interest accrues hereon, or five percent (5%) over the then-prevailing prime rate as published in the Wall Street Journal, or (ii) the highest rate permitted by applicable law, until this Debenture is paid in full.

         If the Company is obligated by law to make any deductions or withholdings from any payment hereunder ("Mandatory Withholdings), the amount payable hereunder shall be increased to the extent necessary to provide that the Holder receives a net amount equal to the amount it would have received had no such deduction or withholding been required to be made. To prevent Holder from receiving a windfall and to seek to bring the economic positions of Holder and the Company as closely as possible to the position they would have held had there been no Mandatory Withholdings, Holder agrees (i) to promptly file such returns for refunds and credits and to take all such other reasonable actions to obtain a refund, credit or other benefit ("Tax Benefit") against Holder's other taxes as a result of the Mandatory Withholding, and (ii) to immediately upon receipt of any Tax Benefit pay over to the Company an amount equal to the value of such Tax Benefit.


         1. Conversion.

                (a) Conversion Privilege and Conversion Price. Subject to the following terms and conditions and at the option of the Holder hereof after both of the following have occurred:

         (i) the equity interests in Industry Mortgage Company, L.P. are converted into fully paid and non-assessable shares of common stock of the Corporation ("Common Stock"), and

         (ii) the Corporation successfully completes an initial public offering of its Common Stock that is registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and that results in the Common Stock being traded on a national securities exchange, the Nasdaq National Market or in the over-the-counter market (the "IPO"), then this Debenture or any portion of the principal amount hereof may, at any time at or before the maturity date hereof, or in the case of this Debenture or a portion thereof called for redemption prior to that date, then in respect of this Debenture or such portion hereof until and including, but (unless the Company shall default in payment due upon the redemption thereof) not after, the close of business on the fifth day prior to the Redemption Date (as defined below), be converted into Common Stock (the "Conversion Rights) based on the conversion price determined as follows:

                (i) if the conversion occurs substantially simultaneously with the effectiveness of the IPO, then based upon a conversion price (the "IPO Conversion Price") arrived at by multiplying .93 by the initial public offering price per share; and

                (ii) if the  conversion  occurs other than pursuant to subclause
(i) above, then based on a conversion price (the "Conversion Price") equal to the IPO Conversion Price and as adjusted from time to time as provided below.

         (b) Number of Shares. The number of shares of Common Stock issued to the Holder in a conversion hereunder shall be the number arrived at by dividing the principal amount of the Debenture being converted by the Conversion Price.

         (c) Exercise of Conversion. In order to receive the certificates evidencing the Common Shares into which this Debenture is converted, the Holder shall surrender this Debenture to the Company at the office or agency of the Company maintained for that purpose, accompanied by instruments of transfer in form satisfactory to the Company, acting reasonably, duly executed by the Holder or by its duly authorized attorney. No payment adjustment shall be made upon any conversion on account of any interest accrued on the Debenture surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion but any accrued and unpaid interest shall be paid at the time of conversion. If the conversion option is exercised (and/or to the extent that it is), this Debenture shall be deemed to have been converted upon its surrender, and at such time the rights of the Holder of this Debenture as the Holder shall cease, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Holder a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided below, against delivery to the Company of this Debenture as described above. The Holder agrees that the exercise of conversion rights hereunder is subject to compliance with the Act and any state securities laws, as applicable. The Holder shall not dispose of the shares of Common Stock issued upon conversion in violation of such laws and agrees that the certificate(s) representing such shares may bear appropriate legends to such effect.

         (d) Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of this Debenture. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof) so surrendered. Instead of any fractional share of

Common Stock which would otherwise be issuable upon conversion of this Debenture (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Conversion Price per share of Common Stock on the date of conversion.

         (e) Adjustment of Conversion Price.

                (i) In the event that the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock or its equivalent, subdivide its outstanding Common Stock (by stock split or otherwise) into a greater number of shares, or combine its outstanding shares of Common Stock (by reverse stock split or otherwise) into a smaller number of shares, the Conversion Price shall be proportionately adjusted, such adjustment to become effective on the record date of such dividend or distribution or on the effective date of such subdivision or combination, as the case may be. For purposes of this subparagraph l.(e)(i), the number of shares of Common Stock at any time outstanding shall not include shares held in treasury of the Company.

                (ii) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $.10 in such price; provided, however, that any adjustments which by reason of this subparagraph l.(e)(ii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment period. All calculations under this subparagraph l.(e) shall be made to the nearest cent.

         (f) Notice of Adjustments of Conversion Price. Whenever the Conversion Price is adjusted as herein provided, a notice stating the basis for adjusting the Conversion Price shall be mailed by the Company to the Holder at its last address as it shall appear on the books of the Company.

         (g) Notice of Certain Corporation Action. In case:

                (i)  The  Company   shall  declare  a  dividend  (or  any  other
distribution) on its Common Stock payable otherwise than normal, periodic dividends in cash out of its earned surplus; or

                (ii) The Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                (iii) Of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                (iv) Of the voluntary or involuntary dissolution or winding up of the Company;

then the Company shall cause to be mailed to the Holder at its last addresses as it shall appear on the records of the Company, at least twenty (20) days (or ten
(10) days in any case specified in clause l.(g)(i) or l.(g)(ii) above) prior to the applicable record date hereinafter specified, a notice stating (A) the date on which a record is to be taken for purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

         (h) Company to Reserve Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of this Debenture, the full number of shares of Common Stock then issuable upon conversion of this and all other outstanding Debentures.

         (i) Taxes on Conversions. The Company shall pay any and all excise taxes (including document stamps) that may be payable in respect of the issue or delivery of shares of Common Stock upon conversion of this Debenture. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a narne other than that of the Holder of this Debenture, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the reasonable satisfaction of the Company that such tax has been paid.

         (j) Covenant as to Common Stock. The Company covenants that all shares of Common Stock which may be issued upon conversion of this Debenture will upon issue be fully paid and nonassessable and, except as provided in subsection 2(j) above, the Company will pay all taxes, liens and charges with respect to the issue thereof.

         (k) Cancellation of Converted Debentures. Upon surrender for conversion, this Debenture shall be canceled.

         (1) Legends; Investment Representations. Any certificate evidencing the securities issued upon exercise of the Conversion Rights shall bear a legend in substantially the following form:

                THE  SECURITIES  REPRESENTED BY THIS  CERTIFICATE  HAVE NOT BEEN
         REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

         2. Registration


                (a) Definitions. The following additional definitions shall apply for purposes of this Section 2:

                      (i) The term "Abbreviated Registration Statement" means a registration statement on Form S-3 or any similar or successor form in which financial statements and other detailed information about the issuer are incorporated by reference from the issuer's periodic reports filed under Securities Exchange Act of 1934.

                      (ii) The term "Act" means the Securities Act of 1933, as amended, or any successor legislation thereto.

                      (iii) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                      (iv) The term "Registrable Securities" means (1) the shares of Common Stock ("Shares") issuable or issued upon exercise of the Conversion Rights, and (2) any securities of the Company issued as (or issuable upon the conversion or exercise of any Conversion Rights, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Shares, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section are not assigned and any such securities as to which restrictive legends restricting transfer under the Act are lifted pursuant to Rule 144(k) under the Act (or any successor rule) or any other exemption from registration under the Act in which the subsequent disposition of such securities by the Holder does not require registration under the Act.

         (b) Right to Include Registrable Stock. If the Company proposes to register any of its securities under the Act for its own account for sale for cash (other than a registration on Form S-4 or Form S-8, or any successor or similar forms) (the "Offering"), it will each such time promptly give written notice to the Holder. Upon the written request of the Holder made within

15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company will use its reasonable efforts to effect the registration under the Act of all Registrable Securities which the Company has been requested to register by the Holder in accordance with the intended methods of distribution specified in such request; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company determines for any reason not to register any securities and to withdraw the registration statement, the Company may, at its election, give written notice of such determination to the Holder and, thereupon, will be relieved of its obligation to register any Registrable Securities in connection with such registration,
(ii) in case of a determination by the Company to delay registration of its securities, the Company will be permitted to delay the registration of Registrable Securities for the same period as the delay in registering such other securities, and (iii) the amount of Registrable Securities of the Holder which will be registered shall not exceed a pro rata portion of Share owned by persons other than the Company and its affiliates then being registered.

         (c) Demand Registration. At any time commencing six months after there has been a closing of an initial public offering of securities of the Company under the Securities Act of 1933, and from time to time thereafter, the Holder shall have the right to demand the registration of all Registrable Securities then held by the Holder. If the Holder makes such request, the COmpany shall, in accordance with Section 2, register for sale such Registrable Securities under the Act, provided that the Company shall be able to delay the filing (but not the preparation) of any such registration statement for a period of not more than one hundred and twenty days from the date it would otherwise be required to be filed (but in any event not later than the next filing of the Company's Form 10-K); provided that the Company shall have the right to delay such filing only once in any 12-month period.

         (d) Priority. If the managing underwriter for a registration involving an underwritten offering advises the Company in writing that, in its opinion, the number of securities of the Company (including Registrable Securities) requested to be included in such registration by the holders thereof exceeds the number of securities of the Company (the "Sale Number") which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include (i) first, all securities of the Company that the Company proposes to register for its own account and (ii) second, to the extent that the number of securities of the Company to be included by the Company is less than the Sale Number, a number of the Registrable Securities equal to the number derived by multiplying (a) the difference between the Sale Number and the securities proposed to be sold by the Company, and (b) a fraction the numerator of which is the number of Registrable Securities originally requested to be registered by the Holder and the denominator of which shall be the sum of (y) the aggregate number of all securities requested to be registered by all holders of Company Securities (other than securities being registered by the Company itself) and (z) the securities proposed to be registered by the Company.

         (e) Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company will, as expeditiously as reasonably possible:

                (i) Prepare and file with the SEC a registration statement with respect to such of the Registrable Securities as are set forth in the request as promptly as practicable following the date such obligation arises (but in any event not later than 90 days following such date), use its reasonable best efforts to cause such registration statement to become effective and use its reasonable best efforts to keep such registration statement effective for up to one year (nine months in the case of a registration statement that is not an Abbreviated Registration Statement) but not after such securities cease being Registrable Securities.

                (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all Registrable Securities covered by such registration statement.

                (iii)  Furnish  to  the  Holder  such  numbers  of  copies  of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Holder.

                (iv) Use its efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required to qualify to do business, subject itself to taxation or to file a general consent to service of process in any such states or jurisdictions.

                (v) Notify the Holder, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                (vi) Cause the securities of the Holder to be listed or designated for trading on such securities exchange or automated quotation system as any securities of the same class of the Company are then listed or quoted or, if no such listing or quotation then exists, as reasonably determined by the Company.



                (vii) Make documents, files, books, records, officers, directors and employees of the Company available to the Holder and provided the Holder's underwriters, if any, shall have agreed to be bound by the provisions of this Section, to such underwriters, and make such other accommodations as are reasonably necessary for the Holder and the Holder's undenvriters, if any, to perform a due diligence review of the Company; provided, however, that all such information ("Confidential Information") will be kept confidential and not utilized by Holder. The term "Confidential Information" does not include information which (i) is already in possession of such other party (other than that which is subject to another confidentiality agreement), (ii) becomes generally available to the public, or (iii) becomes available on a non-confidential basis from a source other than the Company.

                (viii) Provide such opinions, certifications, indemnifications, and take such other actions, as are reasonably required and appropriate, to permit the Holder to make a public offering of the Registrable Securities requested to be registered.

         (f) Furnish Information. The Company's obligation to cause any registration statement to become effective in connection with distribution of any Registrable Securities pursuant to this Agreement is contingent upon the Holder, with reasonable promptness, furnishing to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities, as is required to effect the registration of the Registrable Securities.

         (g)  Indemnification.  In the  event  of any  registration  under  this
Agreement:

                (i) To the extent permitted by law, the Company will indemnify and hold harmless the Holder and its officers, directors and Affiliates (and their officers and directors), any underwriter (as defined in the Act) for the Holder and each person (and its officers and directors), if any, who controls the Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law, and the Company will pay to the Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection (a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor will the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon (1) a Violation which occurs solely as the result of the written information furnished expressly for use in connection with such registration by the Holder, underwriter or controlling person or (2) with respect to the Underwriter and controlling person of such Underwriter (and their respective officers and directors), a Violation which results from the fact that there was not sent or given to a person who bought Registrable Securities, at or prior to the written confirmation of the sale, a copy of the final prospectus, as then amended or supplemented, if the Company had previously furnished copies of such prospectus hereunder and such prospectus corrected the misstatement or omission forming the basis of the Violation.

                (ii) To the extent permitted by law, the Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter and any controlling person of any such underwriter or other holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or action in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely as a result of the written information furnished by the Holder expressly for use in connection with such registration; and such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Holder's liability pursuant to this Section shall be limited to the amount of the net proceeds received by the Holder from the sale of the Registrable Securities sold by it, and further provided that the indemnity agreement contained in this subsection does not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

                (iii) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement of such action and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) will have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between the indemnified party and any other party represented by such counsel in the same proceeding. If the indemnifying party shall fail to defend the action, or conducts a defense which is not reasonably adequate in light of the circumstances, the indemnified party may conduct its own defense and shall be entitled to reimbursement for the costs of such defense. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section, except to the extent that the indemnifying party is materially prejudiced by such failure. The omission so to deliver written notice to the indemnifying party does not relieve it of any liability that it may have to any indemnified party otherwise than under this Section. No indemnifying party under this Agreement will enter into any settlement or consent to any entry of judgment which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect of such claim or litigation.

                (iv) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party or is insufficient to indemnify an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The obligation of the Holder to make a contribution pursuant to this Section shall be limited to the net proceeds received by the Holder from the sale of the Registrable Securities sold by it, less any amounts paid pursuant to Section.

                (v) The obligations of the Company and the Holder under this Section will survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

         (h) Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2 of this Debenture, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits incidental to or required by such registration, qualification or compliance will be borne by the Company, except that the Company will not be required to pay underwriters' discounts, commissions, or stock transfer taxes relating to the Registrable Securities or the fees and disbursements of counsel to the Holder.



                (i) Amendments and Waivers. Any term of this Section 2 may be amended only with the written consent of the Company and the holders of a majority of the Registrable

Securities then outstanding. Any amendment effected in accordance with this paragraph will be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.


    3. Redemption of Debentures.

         (a) Right of Redemption. This Debenture may be redeemed from time to time at the election of the Company, as a whole or a part, at any time at a redemption price equal to one hundred percent (100%) of the principal amount, together with accrued interest to the date fixed for redemption of this Debenture by or pursuant to the terms of the Debenture (the "Redemption Date").

         (b) Selection of Debentures to be Redeemed. If this Debenture is part of a series of Debentures, and if less than all the Debentures are to be redeemed, the particular Debentures to be redeemed shall be selected not more than sixty (60) days prior to the Redemption Date by the Company from the outstanding Debentures not previously called for redemption, by such method as the Company shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Debentures of a denomination larger than $1,000. The Company shall notify each Holder in writing of the Debentures selected for redemption and, in the case of any Debenture selected for partial redemption, the principal amount thereof to be redeemed.

         (c) Notice of Redemption. Notice of redemption shall be given by first-class mail, postage pre-paid, mailed not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, to each Holder of the Debentures to be redeemed, at such Holder's address appearing on the books of the Company. All notices of redemption shall state:

                (i) The Redemption Date;

                (ii) If this Debenture is part of a series of Debentures, and if less than all the outstanding Debentures are to be redeemed, the identification and, in the case of partial redemption, the respective principal amounts, of the particular Debentures to be redeemed;

                (iii) That on the Redemption Date the redemption price will become due and payable upon each Debenture to be redeemed and that interest thereof will cease to accrue on and after such date except to the extent that the Debenture is not redeemed as anticipated;

                (iv) In the event that the Holder has decided to exercise the conversion option, the Conversion Price, the date on which the right to convert the principal of the Debentures to be redeemed will terminate and the place or places where such Debentures may be surrendered for conversion: and

                (v) The place or places which such Debentures are to be surrendered for payment of the redemption price.

         Failure to give such notice to the holder of any Debenture to be redeemed as a whole or in part, or any defect therein, shall not affect the validity of the proceedings for redemption of any other Debenture.

         (d) Debentures Payable on the Redemption Date. Notice of redemption having been given as provided above, the Debentures so to be redeemed shall, on the Redemption Date, become due and payable as herein provided unless theretofore converted, and from and after such date (unless the Company shall default in the payment of the redemption price and accrued interest) such Debenture shall cease to bear interest. Upon surrender of any such Debenture for redemption in accordance with such notice, such Debenture shall be paid on the Redemption Date by the Company at the redemption price, together with accrued interest to the Redemption Date. If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the Default Rate. Notwithstanding the foregoing, if such notice is mailed as aforesaid, and if on or before the Redemption Date, funds sufficient to redeem the Debentures called for redemption are set aside by the Company in trust for the account of the holders of the Debentures to be redeemed, even if a Debenture called for redemption shall not have been surrendered, from and after the Redemption Date, the Debenture so called for redemption shall be deemed to be no longer outstanding, interest thereon shall cease to accrue, and all rights of the holders of such Debentures shall cease except the right to receive the redemption price, together with accrued interest to the Redemption Date, upon surrender of the Debenture.

         (e) Debentures Redeemed in Part. Any Debenture which is to be redeemed only in part shall be surrendered at any office or agency of the Company designated for that purpose (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney), and the Company shall execute and deliver to the Holder of such Debenture without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered.

    4. Events of Default.

         (a) Defined. The term "Event of Default" as used herein shall mean any one of the following events:

                (i) Default in the payment on the required due date of principal on this Debenture;

                (ii) Default in the payment on the required due date of interest on this Debenture which continues for ten (10) days without being cured;

                (iii) Default under the provision of any material indenture, loan agreement or other instrument under which any evidence of indebtedness (other than this Debenture) of the Company has been or may be issued;

                (iv) Default shall occur in the observance or performance by the Company of any material term, covenant or other provision of this Debenture or any instrument creating a lien, security interest or charge to secure the performance hereof, which is not remedied to the Holder's satisfaction, acting reasonably, within fourteen (14) days after written notice thereof to the Company;

                (v) Any representation or warranty made by the Company herein or furnished to the Holder in connection herewith (including, without limitation, any instrument creating a lien, security interest or charge to secure the performance hereof) proves untrue in any material respect as of the date of the making thereof;

                (vi) The Company shall (A) become insolvent; or (B) be unable, or admit in writing its inability, to pay its debts as they mature; or (C) make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its property; or (D) become the subject of an "order for relief" within the meaning of the United States Bankruptcy Code; or (E) become a subject of a creditor's petition for liquidation, reorganization or to effect a plan or other arrangement with creditors which is not set aside within sixty (60) days thereafter; or (F) apply to a court for the appointment of a custodian or receiver for any of its assets; or (G) have a custodian or receiver appointed for any of its assets (with or without its consent), or (H) otherwise become a subject of any insolvency proceedings or propose or enter into any formal or informal composition or arrangement with its creditors; or
(I) commence, approve or consent to any case or proceeding under any bankruptcy, reorganization or similar law.

         (b) Acceleration. When any Event of Default has occurred and for so long as such Event of Default is continuing, the Holder, at its option and without notice, may declare this Debenture to be due and payable in full, and it shall thereupon become immediately due and payable.

         (c) Expenses. The Company agrees to pay to the Holder all reasonable expenses incurred by it, including reasonable compensation to its attorneys for all services rendered, in connection with the preparation, registration and negotiation of this document and all related documents and amendments, as well as all expenses (including legal expenses) incurred in collection of this Debenture.

     5 . Transferability.

         (a) Transfer. Transfer of this Debenture shall be made only on the books of the Company by the holders of record hereof or by their legal representatives who shall furnish proper evidence of authority to transfer, or by their attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Company, subject to the restrictions set forth below. The Holder in whose name this Debenture stands on the books of the Company shall be deemed by the Company to be the owner(s) hereof for all purposes.

         (b) Restriction on Transfer Period. The Holder shall not transfer this Debenture until it has first given written notice to the Company describing briefly the manner of any such proposed transfer and until the Company has received from the Holder's counsel an opinion (reasonably satisfactory in form and substance to the Company's counsel) that such transfer can be made without compliance with the registration provisions of the Act or any state securities act.

         6. Collateral. The payment by the Company of the indebtedness evidenced hereby and the performance by the Company of its other obligations hereunder is secured by the grant by the Company of a legal charge over all of the common shares owned by the Company in Preferred Mortgages Limited, a corporation incorporated under the laws of England and Wales, United Kingdom.

         7. Warranties. and Representations. The Company hereby warrants and represents to the Holder that:

         (a) Formation. The Company is duly formed and validly existing as a limited partnership in Delaware; and

         (b) Validity. The Company has all requisite power and authority to execute and deliver this Debenture and all instruments securing the Company's obligations hereunder; the execution and delivery of this Debenture and such other instruments, and the Company's performance thereof, has been duly authorized and each of this Debenture and such other instruments constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms.

      8. Miscellaneous.

         (a) Mutilated or Missing Certificates. In case this instrument or any other document evidencing a Debenture issued to the Holder shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for, and upon cancellation of the mutilated instrument or other document or in lieu of or substitution for the instrument or certificate lost, stolen or destroyed, a new debenture or other instrument of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such mutilation, loss, theft or destruction and adequate security;

the  affidavit  of  the  Holder  of  record,   with  indemnity  bond,  shall  be
satisfactory. The applicant for such replacement shall also comply with such other reasonable regulations as the Company may prescribe.

         (b) Severability. If any provision of this Debenture is held for any reason to be unenforceable by a court of competent jurisdiction, the remainder ofthis Debenture shall, nonetheless, remain in full force and effect.

         (c) Headings. The headings in this Debenture are intended solely for convenience of reference and shall be given no effect in the construction or interpretation hereof.

         (d) Governing Law. This Debenture is made in the State of Florida and shall be governed by and construed in accordance with the internal laws of the State of Florida.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed this 20th day of March, 1996.


                                     INDUSTRY MORTGAGE COMPANY, L.P.


                                     By:     GEORGE NICHOLAS
                                        Title: CEO

                                     Attest:    [SIGNATURE]
                                        Title: SOLICITOR